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                                                                   EXHIBIT 99(A)

                     FORM OF PROXY OF D/W BANKSHARES, INC.
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                                                                     APPENDIX A


                                             SOLICITED BY THE BOARD OF DIRECTORS
                                     PROXY

                              D/W BANKSHARES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                         , 1996

    The undersigned hereby appoints                         and
            , and either of them, or such other persons as the board of directors of D/W Bankshares, Inc. ("Bankshares"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Bankshares at the special meeting
of stockholders to be held on       , 1996, and at any and all adjournments
thereof.

1. To ratify and approve the Agreement and Plan of Merger dated as of September 12, 1996, pursuant to which Bankshares will be merged with and into The Colonial BancGroup, Inc.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, and to vote upon matters incident to the conduct of the meeting.

(continued on reverse)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANKSHARES AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING BUT WHICH ARE NOT NOW ANTICIPATED, AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                                          Dated:
                                                -------------------------, 1996

                                          Phone No.:
                                                   -----------------------------

                                          --------------------------------------
                                          (Signature of Stockholder)

                                          --------------------------------------
                                          (Signature of Stockholder, if more
                                          than one)

                                          Please sign exactly as your name
                                          appears on the envelope in which this
                                          material was mailed. If shares are
                                          held jointly, each stockholder must
                                          sign. Agents, executors,
                                          administrators, guardians and trustees
                                          must give full title as such.
                                          Corporations should sign by their
                                          president or authorized officer.